EXHIBIT 23.1


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated March 6, 1996 included in Serologicals Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and our report dated April 10, 1996 included in Serologicals Corporation's Current Report on Form 8-K/A dated April 30, 1996, and to all references to our firm included in this Registration Statement.



                                   /s/Arthur Andersen LLP
                                   ARTHUR ANDERSEN LLP


Atlanta, Georgia
July 29, 1996